Exhibit 99.1

Energy Fuels Announces Q1-2017 Results

LAKEWOOD, CO, May 5, 2017 /CNW/ - Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) ("Energy Fuels" or the "Company"), today reported its financial results for the quarter ended March 31, 2017. The Company's quarterly report on Form 10-Q has been filed with the U.S. Securities and Exchange Commission ("SEC"), and may be viewed on the Electronic Document Gathering and Retrieval System ("EDGAR") at www.sec.gov/edgar.shtml, on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com, and on the Company's website at www.energyfuels.com. Unless noted otherwise, all dollar amounts are in US dollars.

Financial Highlights:

•	At March 31, 2017, the Company had $23.8 million of working capital, including cash and cash equivalents of $12.2 million and approximately 550,000 pounds of uranium concentrate inventory.
•	60,000 pounds of U3O8 sales were completed by the Company at an average realized price of $58.28 per pound, pursuant to a long-term contract.
•	Uranium production totaled 92,000 pounds of U3O8 during the quarter.
•	Q1 had lower sales volume due to the timing of contract sales. On April 1, 2017, the Company delivered 200,000 lbs. into long-term sales contracts and over $13 million was collected.
•	$3.8 million of total revenue was realized by the Company. The Company began fulfilling a toll processing contract which is expected to result in $6.50 million of revenue for 2017, of which $0.26 million was realized by the Company during Q1-2017.

Stephen P. Antony, Energy Fuels' President and CEO stated: "Energy Fuels continues to enjoy meaningful insulation from price weakness in the uranium spot market. Our contract sales and other sources of revenue enable the Company to maintain a strong working capital position and overall balance sheet. In addition, Energy Fuels is likely to become the largest uranium producer in the U.S. in 2017, based on published company guidance. We are proud to take the position as the largest uranium producer in the U.S., especially during a time when our industry demands high degrees of efficiency."

Key Developments:

On March 22, 2017, the Company completed all licensing and permitting for the Jane Dough property, which is a part of the Nichols Ranch ISR Project. The Company now has all licenses and permits required to commence production at the Jane Dough property, including approvals from the U.S. Environmental Protection Agency ("EPA"), the U.S. Nuclear Regulatory Commission ("NRC"), and the State of Wyoming. The Company is currently producing uranium from Nichols Ranch, which contains 13 wellfields, of which nine are currently in production and four are expected to be developed in the future based on market conditions. The Jane Dough property is expected to accommodate 22 wellfields, which are expected to be developed after all 13 wellfields at the Nichols Ranch property are in production.

The Company substantially completed shaft-sinking and underground drilling operations at its Canyon Mine in March 2017. We continue to receive the results from the underground drilling campaign, and samples assayed to date indicate the presence of high-grade uranium and copper mineralization. The Company expects to release an updated resource estimate for the Canyon Project later in 2017.

On March 31, 2017, the Company announced that Mark Chalmers had been appointed as the Company's President and Chief Operating Officer effective July 1, 2017, with Stephen Antony continuing as Chief Executive Officer. In addition, two members of the Company's Board of Directors, Mr. Glenn Catchpole and Mr. Ron Hochstein, will not stand for re-election.

Mr. Antony continued: "Our operations continued to perform to high standards. We brought a new cost-efficient, in-situ recovery (ISR) wellfield online at Nichols Ranch in March, and head-grade and production volumes are rising. We also prudently finished other key permitting and development activities during Q1-2017. We completed permitting for the Jane Dough wellfields at the Nichols Ranch Project. As a result, we now have 26 permitted wellfields and significant ISR resources in front of us at Nichols Ranch that we can place into production in the future. We now have a valuable permitted asset in hand, and that cash requirement has stopped. We also now have substantially finished the production shaft and underground drilling at the Canyon Mine during Q1-2017, where we have encountered large areas of high-grade uranium and copper mineralization. We believe we have significantly increased the size of the uranium resource at the Canyon Mine. This should translate into low overall costs per pound, in-line with the lowest cost conventional uranium mines operating in the world today. Monetizing the copper will further reduce our uranium cost-per-pound. Completion of these milestones has resulted in a reduction in the workforce and a significant reduction in cash outlays at the Canyon Mine during the evaluation time period. Nichols Ranch and the Canyon Mine, along with the fully-permitted Alta Mesa Project now on standby, are ideally positioned to quickly increase the Company's low-cost uranium production in improving markets."

Selected Summary Financial Information:

$000, except per share data	Three months ended March 31, 2017	Three months ended March 31, 2016
Results of Operations:
Total revenues	$ 3,756	$ 17,996
Gross profit	1,685	5,853
Net loss attributable to the company	(10,508)	(8,808)
Basic and diluted loss per share	(0.15)	(0.19)

$000's	As at March 31, 2017	As at December 31, 2016
Financial Position:
Working capital	$ 23,821	$ 24,023
Property, plant and equipment	36,126	37,582
Mineral properties	92,380	92,625
Total assets	196,455	196,457
Total long-term liabilities	48,940	46,487

Operations and Sales Outlook:

The Company plans to extract and/or recover uranium from the following sources in 2017 (each of which is more fully described below):

1)	Nichols Ranch ISR Project; and
2)	Alternate feed materials and pond returns at the Mill

Our planned operations are expected to produce finished uranium in excess of our existing requirements under our sales contracts.

Extraction and Recovery Activities - Overview

The Company expects to produce 675,000 pounds in the year ending December 31, 2017 of which 92,000 pounds U3O8 were produced in the first three months of the year. We had previously forecasted total production for the year ending December 31, 2017 of 800,000 pounds of U3O8. The lower production amount is due to expected lower initial recoveries of pond returns of 25,000 pounds of U3O8, a delay in receipt of certain alternate feed materials of 50,000 pounds of U3O8, which are now expected to be received in 2018, and lower than expected recoveries at our Nichols Ranch Project.

Extraction and Recovery - ISR Uranium Segment

We expect to extract and recover approximately 300,000 pounds of U3O8 from our Nichols Ranch Project for the year ending December 31, 2017, of which 58,000 pounds were recovered in the first three months of the year.

At March 31, 2017, the Nichols Ranch wellfields had nine header houses extracting uranium. The ninth header house began extracting uranium in March 2017. Until such time that improvement in uranium market conditions is observed or suitable sales contracts can be entered into, the Company intends to defer development of further header houses at its Nichols Ranch project.

Extraction and Recovery – Milling Operations

The Company expects to recover approximately 375,000 pounds of U3O8 during the year ending December 31, 2017 at the Mill, including approximately 275,000 pounds of U3O8 from dissolved uranium not recovered from previous processing in the mill tailings management system ("Pond Return") and approximately 100,000 pounds of U3O8 from alternate feed sources. In the first three months of the year the White Mesa Mill recovered 34,000 pounds of these amounts.

In addition, during 2017, the Company expects to earn a fee for processing approximately 1.0 million pounds of U3O8 contained in alternate feed materials at the Mill, returning all finished uranium product to the generator of the feed material. During the three months ended March 31, 2017, the Company began the recovery process and completed processing of 39,000 pounds of this material.

Shaft sinking and evaluation of the Canyon Project

The Company completed shaft sinking and underground evaluation drilling activities in March 2017 at the Canyon Project.

The Company is actively processing and reviewing the drilling results in order to define the mineralization, develop mine plans and evaluate the Mill's ability to recover a salable copper product from the significant copper mineralization the Company has identified. Through evaluation activities completed to date, the Company has identified zones of high-grade uranium and copper mineralization within the deposit. The Company is evaluating the potential for recovering copper at its White Mesa Mill as a value-added byproduct along with the recovery of uranium. The Company plans to issue an updated NI 43-101 compliant resource estimate in the second half of 2017.

The timing of the Company's plans to mine and process mineralized materials from the Canyon Project will be based on the results of this additional evaluation work, along with market conditions and available financing.

Other operational activities

Permitting of the Jane Dough Property, which is adjacent to Nichols Ranch, was completed in March 2017.

In January 2017, the Company obtained the necessary permits to mine the open pit and underground resources of its Sheep Mountain Project in Wyoming.

The Company is continuing to pursue cost cutting initiatives, including the potential sale or abandonment of certain non-core properties and the sale of excess mining equipment and other assets.

Sales of U3O8 and other revenue update and outlook

In 2017, the Company expects to complete deliveries of 520,000 pounds of U3O8 under four contracts, including 320,000 pounds under three long-term contracts and 200,000 pounds under a contract where the price is based on the average spot price per pound of uranium for the five weeks prior to the dates of delivery. Of these deliveries, 120,000 pounds represent the final deliveries under one of these contracts. The Company is currently monitoring market conditions for additional sales opportunities. Selective additional spot sales may be made as necessary to generate cash for operations and development activities.

During the three months ended March 31, 2017, 60,000 pounds of the above amounts were delivered to a customer under one of the long-term contracts.

During the year ending December 31, 2017, the Company expects to earn approximately $6.50 million in toll revenue for processing certain alternate feed materials for a third party of which $0.26 million was earned in the first three months of 2017. The Company also continues to pursue new sources of revenue, including additional alternate feed materials, toll processing of alternate feed materials and other sources of feed for the Mill. A significant focus will be placed on participating in the clean-up of abandoned uranium mines, either on the Navajo Nation or in the Four Corners region.

Stephen P. Antony, P.E., President & CEO of Energy Fuels, is a Qualified Person as defined by Canadian National Instrument 43-101 and has reviewed and approved the technical disclosure contained in this news release.

About Energy Fuels: Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels holds three of America's key uranium production centers, the White Mesa Mill in Utah, the Nichols Ranch Processing Facility in Wyoming, and the Alta Mesa Project in Texas. The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Processing Facility is an ISR production center with a licensed capacity of 2 million pounds of U3O8 per year. Alta Mesa is an ISR production center currently on care and maintenance. Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development. The Company also produces vanadium as a co-product of its uranium production from certain of its mines on the Colorado Plateau, as market conditions warrant. The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

ADDITIONAL NON-US GAAP FINANCIAL PERFORMANCE MEASURES

The Company has included the additional non-US GAAP measure "Gross Profit" in the financial statements and in this news release. Management notes that "Gross Profit" provides useful information to investors as an indication of the Company's principal business activities before consideration of how those activities are financed, sustaining capital expenditures, corporate and exploration and evaluation expenses, finance income and costs, and taxation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain "Forward Looking Information" and "Forward Looking Statements" within the meaning of applicable Canadian and United States securities legislation, which may include, but is not limited to, statements with respect to: production, revenue and sales forecasts; the Company's expectations as to the evaluation and preparation of a revised NI 43-101 Report for the Canyon Project; expectations that drill results at the Canyon Project could result in an expansion of the previously estimated mineral resource and/or identification of a significant copper resource; whether all or a portion of any copper resource at the Canyon Project can be recovered at the White Mesa Mill or elsewhere; expectations relating to mining costs at the Canyon Project and the performance of wellfields at the Nichols Ranch Project; scalability, and the Company's ability and readiness to re-start or expand any of its existing projects to respond to any improvements in uranium market conditions; the expectation that the Company will earn a reasonable margin on any of its alternate feed material or other processing activities; the ability of the Company to secure any new sources of alternate feed materials or other processing opportunities at the White Mesa Mill; the ability of the Company to manage its activities and assets conservatively under current market conditions while maintaining its uranium resource base and recovery capabilities; the ability of the Company to enjoy some insulation from spot market weakness; the ability of the Company to enter into suitable sales contracts in the future; expected timelines for the permitting and development of projects; mineral resource estimates; the Company's expectations as to longer term fundamentals in the market and price projections; the Company's expectations as to expenditures and cost reductions; and expectations to become or maintain its position as a leading uranium company in the United States. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" "does not expect", "is expected", "is likely", "budget" "scheduled", "estimates", "forecasts", "intends", "anticipates", "does not anticipate", or "believes", or variations of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", "be achieved" or "have the potential to". All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: production, revenue and sales forecasts; the Company's expectations as to the evaluation and preparation of a revised NI 43-101 Report for the Canyon Project; expectations that drill results at the Canyon Project could result in an expansion of the previously estimated mineral resource and/or identification of a significant copper resource; whether all or a portion of any copper resource at the Canyon Project can be recovered at the White Mesa Mill or elsewhere; expectations relating to mining costs at the Canyon Project and the performance of wellfields at the Nichols Ranch Project; scalability, and the Company's ability and readiness to re-start or expand any of its existing projects to respond to any improvements in uranium market conditions; the expectation that the Company will earn a reasonable margin on any of its alternate feed material or other processing activities; the ability of the Company to secure any new sources of alternate feed materials or other processing opportunities at the White Mesa Mill; the ability of the Company to manage its activities and assets conservatively under current market conditions while maintaining its uranium resource base and recovery capabilities; the ability of the Company to enjoy some insulation from spot market weakness; the ability of the Company to enter into suitable sales contracts in the future; expected timelines for the permitting and development of projects; mineral resource estimates; the Company's expectations as to longer term fundamentals in the market and price projections; the Company's expectations as to expenditures and cost reductions; and expectations to become or maintain its position as a leading uranium company in the United States; and the other factors described under the caption "Risk Factors" in the Company's Annual Report on Form 10-K dated March 9, 2017, which is available for review on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com, and on the Company's website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this news release, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

SOURCE Energy Fuels Inc.

View original content: http://www.newswire.ca/en/releases/archive/May2017/05/c4013.html

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For further information: Investor Inquiries: Energy Fuels Inc., Curtis Moore, VP - Marketing and Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 18:05e 05-MAY-17